Exhibit 99.1

NEWS RELEASE	CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

INVACARE CORPORATION ANNOUNCES PRELIMINARY FINANCIAL RESULTS FOR 2Q20 AND PROVIDES BUSINESS UPDATE

ELYRIA, OH, July 13, 2020 - (BUSINESS WIRE) - Invacare Corporation (“Invacare”)(NYSE:IVC) will participate on Tuesday, July 14, 2020 in the 20th Annual CJS Securities New Ideas Summer Conference where the company's management will provide a business update and share certain expected preliminary financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Preliminary Financial Results

For 2Q20, the company expects to report unaudited and preliminary net sales of approximately $196 million, a decrease of approximately 17% compared to the 2Q19. When adjusted for the impact of foreign currency translation and the divestiture of Dynamic Controls, preliminary constant currency net sales(a) decreased 13% compared to 2Q19. Adjusted EBITDA(b) is expected to be favorable to 2Q19 driven by higher gross margin as a percentage of net sales and lower SG&A expenses.

Commenting on the second quarter, Matt Monaghan, chairman, president and chief executive officer stated: “Given the unprecedented nature of the current environment, we are pleased with our strategic execution. With sales being impacted by a near complete shutdown of the global economy during the second quarter, we reoriented our business to optimize sales for those products that are experiencing higher demand, while minimizing costs for those products where opportunities are more limited. To help mitigate the sudden decrease in total net sales as a result of the pandemic, we initiated strong cost containment actions to conserve cash, such as the reduction of employment costs and deferment of tax payments, which are expected to drive sequential improvement in profitability and free cash flow(c) in the second quarter.

As a result of the sudden shift in product mix and our long-lead supply chain, we also expect a temporary increase in inventory. However, we anticipate this inventory will convert to cash in the remainder of 2020 and into 2021. Our associates continue to work through various challenges to procure materials and components necessary to support the pandemic response and other parts of our business.

I’m pleased that in this complex environment, we continue to make steady progress on our transformation initiatives, in addition to the introduction of new products and actions that increase our financial flexibility”, said Monaghan.

Business Update

At the start of 3Q20, quotes for mobility and seating products have improved compared to 2Q20 on a global basis. However, the magnitude of the recovery is different by region as result of different shutdown actions in each country. While it is difficult to estimate the shape of the recovery, consolidated net sales are expected to increase sequentially with the resumption of access to clinics, but remain at a lower level than the same periods in 2019. The company continues to launch new products such as the Group 3 eligible standing wheelchair system, the AVIVA™ front- and rear- wheel drive power chairs, and the recently FDA-cleared SMOOV one™ power add-on. Demand primarily for respiratory products is expected to continue with continued elevated COVID-19 cases.

Commenting on the business environment, Monaghan said, “We anticipate improvements in operating results as quarantining programs are relaxed and access to clinical settings is increased, along with continued execution of cost savings initiatives. I am confident in our ability to navigate the ever-changing environment and believe that our transformational actions will improve the long-term sustainability of the business.”

The company will provide a more thorough and detailed review of the second quarter results and outlook for the remainder of 2020 during its 2Q20 earnings release conference call scheduled on August 6, 2020.

A copy of the updated IR presentation will be posted on the Company’s website at newsroom.invacare.com.

About Invacare Corporation

Invacare Corporation is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

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This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, statements related to the expected effects on the company’s business of the COVID-19 pandemic; sales and free cash flow trends; the impact of contingency plans and cost containment actions; the company’s liquidity and working capital expectations; the company’s future financial results; and similar statements. Actual results may differ materially as a result of various risks and uncertainties, including the duration and scope of the COVID-19 pandemic and impact on the demand for the company’s products; the ability of the company to obtain needed raw materials and components from its suppliers; actions that governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps the company takes to reduce operating costs; the inability of the company to sustain profitable sales growth, achieve anticipated improvements in segment operating performance, convert high inventory levels to cash or reduce its costs to maintain competitive prices for its products; lack of market acceptance of the company's new product innovations; circumstances or developments that may make the company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its enhanced transformation and growth plan such as its new product introductions, additional investments in sales force and demonstration equipment, plant consolidation in Germany, supply chain actions and global information technology outsourcing and ERP implementation activities; possible adverse effects on the company's liquidity, including the company's ability to address future debt maturities, that may result from delays in the implementation of, any failure to realize benefits from, its current and planned business initiatives; adverse changes in government and third-party payor reimbursement levels and practices in the U.S.; adverse impacts of new tariffs or increases in commodity prices or freight costs; regulatory proceedings or the company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the company's products or operations; adverse effects of regulatory or governmental inspections of the company's facilities at any time and governmental investigations or enforcement actions; exchange rate fluctuations; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.

Definitions of Non-GAAP Financial Measures

(a) "Constant currency net sales" is a non-GAAP financial measure, which is defined as net sales excluding the impact of foreign currency translation and divestitures. For foreign currency translation impact, the current year's functional constant currency net sales are translated using the prior year's foreign exchange rates. For the divestiture impact, the company adjusted net sales for the Dynamic Controls business which was divested as of March 7, 2020. These amounts are then compared to the prior year's sales to calculate the constant currency net sales change. For 2Q20, the company estimates the negative impact of foreign currency of 2% and the divestiture of 2%. The company believes that this financial measure provides meaningful information for evaluating the core operating performance of the company.

(b) "Adjusted EBITDA" is a non-GAAP financial measure, which is defined as earnings before interest, taxes, depreciation and amortization and calculated as net loss plus: income taxes, interest expense-net, loss on debt extinguishment including debt finance charges and fees, gain or loss on convertible debt derivatives, asset write-downs related to intangible assets, gain on sale of business and depreciation and amortization, as further adjusted to exclude charges related to restructuring activities and stock-based compensation expense. It should be noted that the company's definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies and financial analysts calculate Adjusted EBITDA in the same manner. The company believes that this financial measure provides meaningful information which is used by financial analysts and others in the company's industry to evaluate the performance of the company.

(c) "Free Cash Flow" is a non-GAAP financial measure, which is defined as net cash provided (used) by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment. The company believes that this financial measure provides meaningful information for evaluating the overall financial performance of the company and its ability to repay debt or make future investments.